Investor Relations
Julie Kerekes
Treasurer and Sr. Managing Director, Global Tax
and Investor Relations
(952) 887-8846, julie.kerekes@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record Third-Quarter Fiscal 2021 Results
Continued Broad-Based Demand Across Professional and Residential Segments

•Third-quarter net sales up 16.2% year over year to $977 million; Professional segment net sales up 15.2%, Residential segment net sales up 23.0%
•Reported diluted EPS of $0.89; *Adjusted diluted EPS of $0.92, up 12.2% year over year
•Raises full-year fiscal 2021 net sales and *adjusted diluted EPS guidance

BLOOMINGTON, Minn.—(BUSINESS WIRE) — September 2, 2021—The Toro Company (NYSE: TTC) today reported results for its fiscal third quarter ended July 30, 2021.
“Robust sales continued throughout the quarter in both our professional and residential segments,” said Richard M. Olson, chairman and chief executive officer. “As we capitalized on the current demand environment and focused on serving our customers, our dedicated team and channel partners demonstrated extraordinary resolve in navigating global supply chain challenges.
“We delivered double-digit net sales growth for the second quarter in a row for the professional segment, with continued strength in landscape contractor and golf markets worldwide, increased pre-season shipments of BOSS snow and ice management products, and higher demand for rental and specialty construction equipment and Ventrac products. Residential segment net sales were also up double-digits on top of a very strong third quarter last year, driven by increased retail demand for zero-turn and walk power mowers. Customers are excited about our new and enhanced products across both segments, including our expanding line of battery-powered offerings. Our continued investment in key technology areas underscores our commitment to provide a broad range of innovative and sustainable solutions.”

THIRD-QUARTER FISCAL 2021 FINANCIAL HIGHLIGHTS
•Net sales of $976.8 million, up 16.2% from $841.0 million in the third quarter of fiscal 2020.

•Net earnings of $96.3 million, up 8.3% from $89.0 million in the third quarter of fiscal 2020; *adjusted net earnings of $99.4 million, up 12.1% from $88.7 million in the third quarter of fiscal 2020.

•Reported EPS of $0.89 per diluted share, up 8.5% from $0.82 per diluted share in the third quarter of fiscal 2020; *adjusted EPS of $0.92 per diluted share, up 12.2% from $0.82 per diluted share in the third quarter of fiscal 2020.

2 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results

YEAR-TO-DATE FISCAL 2021 FINANCIAL HIGHLIGHTS
•Net sales of $3.0 billion, up 18.2% from $2.54 billion in the same prior-year period.

•Net earnings of $349.8 million, up 35.8% from $257.5 million in the same prior-year period; *adjusted net earnings of $333.0 million, up 28.8% from $258.6 million in the first nine months of fiscal 2020.

•Reported EPS of $3.21 per diluted share, up 35.4% from $2.37 per diluted share in the same prior-year period; *adjusted EPS of $3.06 per diluted share, up 28.6% from $2.38 per diluted share in the first nine months of fiscal 2020.

•Deployed $100.0 million to pay down debt and returned $261.8 million to shareholders through regular dividends of $84.7 million and share repurchases of $177.1 million. As of July 30, 2021, the company had ample liquidity of $1.1 billion.

OUTLOOK
“As we enter the final quarter of our fiscal year, we anticipate continued strong demand for our innovative product offerings, and are encouraged by the benefits we are realizing from our productivity and synergy initiatives,” added Olson. “We continue to align our actions with market dynamics and are prudently managing expenses for what is likely to be a challenging supply chain, inflation and labor environment into next year. All in, we are positioned to deliver excellent results for the full fiscal year, including record organic growth as we approach $4 billion in annual revenue. I am deeply inspired by our team’s ability to deliver such impressive results in this incredibly dynamic operating environment.
“Looking ahead, we remain focused on our enterprise strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering people. We are actively prioritizing investments in key technology areas of alternative power, smart connected and autonomous, and ensuring we have capacity to meet expected future growth,” concluded Olson.
The company is increasing its full-year fiscal 2021 guidance, and now expects net sales growth of about 17%, up from a range of 12% to 15% previously, and *adjusted EPS in the range of $3.53 to $3.57 per diluted share, up from the prior range of $3.45 to $3.55 per diluted share. The company’s updated guidance is based on management’s current visibility, and reflects expectations of a strong demand environment, coupled with continuing supply chain, inflation and labor pressures. The *adjusted diluted EPS guidance range excludes the benefit of the excess tax deduction for stock-based compensation and the net impact of certain legal settlements.

3 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results

FISCAL THIRD-QUARTER SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the third quarter were $718.5 million, up 15.2% compared with $623.6 million in the same period last year. The increase was primarily driven by strong demand for landscape contractor, golf, snow and ice management, rental and specialty construction, and Ventrac products, slightly offset by decreased sales of underground construction equipment due to product availability.

•Professional segment earnings for the third quarter were $122.3 million, up 7.6% compared with $113.7 million in the same period last year, and when expressed as a percentage of net sales, 17.0%, down from 18.2%. The 120 basis point decrease was largely due to higher material and freight costs, partially offset by net price realization and productivity improvements.

Residential Segment
•Residential segment net sales for the third quarter were $252.1 million, up 23.0% compared with $205.0 million in the same period last year. The increase was primarily due to strong retail demand for zero-turn and walk power mowers.

•Residential segment earnings for the third quarter were $31.5 million, up 10.5% compared with $28.5 million in the same period last year, and when expressed as a percentage of net sales, 12.5%, down from 13.9%. The 140 basis point decrease was largely driven by higher material and freight costs, partially offset by net price realization, productivity improvements and product mix.

OPERATING RESULTS
Gross margin for the third quarter was 33.9%, down 110 basis points compared with 35.0% for the same prior-year period. *Adjusted gross margin for the third quarter was 33.9%, down 130 basis points compared with 35.2% for the prior-year period. The decreases in gross margin and adjusted gross margin were primarily due to higher material and freight costs, partially offset by net price realization and productivity improvements.
SG&A expense as a percentage of net sales for the third quarter increased 20 basis points to 21.4% from 21.2% in the prior-year period. The increase was primarily driven by more normalized spending compared with a year ago and a legal settlement in the third quarter of this year.
Operating earnings as a percentage of net sales decreased 130 basis points to 12.5% for the third quarter. *Adjusted operating earnings as a percentage of net sales decreased 80 basis points to 13.1% for the third quarter.
Interest expense was down $1.3 million for the third quarter to $7.0 million, driven by lower debt levels and decreased interest rates.
The effective tax rate for the third quarter was 18.0% compared with 19.8% for the third quarter of fiscal 2020. The *adjusted effective tax rate for the third quarter was 19.3% compared with 20.9% for the third quarter of fiscal 2020. The decreases were primarily driven by one-time adjustments related to prior years, partially offset by the geographic mix of earnings.
*Non-GAAP financial measure. Please see the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

4 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results

LIVE CONFERENCE CALL
September 2, 2021 at 10:00 a.m. CDT
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CDT on September 2, 2021. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $3.4 billion in fiscal 2020, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS Snowplow, Ventrac, American Augers, Subsite Electronics, HammerHead, Trencor, Unique Lighting Systems, Irritrol, Hayter, Pope, Perrot, Lawn-Boy and Radius HDD. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

Use of Non-GAAP Financial Information
This press release and our related earnings call references certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our operating performance consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, net earnings per diluted share, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our liquidity consist of free cash flow, and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and liquidity and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate the company's internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges not related to its regular ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. Further, the company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and liquidity.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.

5 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results

The Toro Company cannot provide quantitative reconciliations of forward-looking non-GAAP financial measures provided herein or in its related earnings call without unreasonable effort because the combined effect and timing of recognition of potential charges or gains is inherently uncertain and difficult to predict. In addition, since any adjustments could have a substantial effect on U.S. GAAP measures of financial performance, such quantitative reconciliations would imply a degree of precision and certainty that could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between the forward-looking non-GAAP financial measures and the most directly comparable GAAP financial measure will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2021 financial guidance. Particular risks and uncertainties that may affect the company’s operating results or financial position include: COVID-19 related factors, risks and challenges; adverse worldwide economic conditions; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns; the effect of natural disasters, social unrest, and global pandemics; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget, spending levels and cash conservation efforts; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; risks associated with acquisitions; impairment of goodwill or other intangible assets; impacts of any restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

6 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Nine Months Ended
	July 30, 2021	July 31, 2020	July 30, 2021	July 31, 2020
Net sales	$976,836	$840,972	$2,998,929	$2,537,853
Cost of sales	645,719	546,398	1,949,823	1,648,474
Gross profit	331,117	294,574	1,049,106	889,379
Gross margin	33.9%	35.0%	35.0%	35.0%
Selling, general and administrative expense	209,178	178,622	604,986	556,503
Operating earnings	121,939	115,952	444,120	332,876
Interest expense	(7,016)	(8,304)	(21,662)	(25,119)
Other income, net	2,528	3,345	8,062	10,746
Earnings before income taxes	117,451	110,993	430,520	318,503
Provision for income taxes	21,131	22,025	80,748	60,998
Net earnings	$96,320	$88,968	$349,772	$257,505

Basic net earnings per share of common stock	$0.90	$0.83	$3.25	$2.39

Diluted net earnings per share of common stock	$0.89	$0.82	$3.21	$2.37

Weighted-average number of shares of common stock outstanding — Basic	107,130	107,710	107,667	107,561

Weighted-average number of shares of common stock outstanding — Diluted	108,363	108,543	108,818	108,569

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
Segment Net Sales	July 30, 2021	July 31, 2020	July 30, 2021	July 31, 2020
Professional	$718,477	$623,615	$2,197,058	$1,879,423
Residential	252,117	204,961	784,852	632,807
Other	6,242	12,396	17,019	25,623
Total net sales*	$976,836	$840,972	$2,998,929	$2,537,853

*Includes international net sales of:	$191,665	$150,014	$638,921	$508,001

	Three Months Ended		Nine Months Ended
Segment Earnings (Loss)	July 30, 2021	July 31, 2020	July 30, 2021	July 31, 2020
Professional	$122,331	$113,652	$406,279	$322,385
Residential	31,548	28,545	109,642	87,233
Other	(36,428)	(31,204)	(85,401)	(91,115)
Total segment earnings	$117,451	$110,993	$430,520	$318,503

7 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	July 30, 2021	July 31, 2020	October 31, 2020
ASSETS
Cash and cash equivalents	$535,330	$394,141	$479,892
Receivables, net	301,234	294,672	261,135
Inventories, net	665,648	656,208	652,433
Prepaid expenses and other current assets	43,577	39,225	34,188
Total current assets	1,545,789	1,384,246	1,427,648

Property, plant, and equipment, net	456,992	457,891	467,919
Goodwill	421,958	424,228	424,075
Other intangible assets, net	426,497	413,270	408,305
Right-of-use assets	72,236	81,634	78,752
Investment in finance affiliate	19,272	22,580	19,745
Deferred income taxes	6,362	9,772	6,466
Other assets	18,943	20,242	20,318
Total assets	$2,968,049	$2,813,863	$2,853,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$104,217	$108,869	$99,873
Accounts payable	411,413	268,747	363,953
Accrued liabilities	427,407	404,314	376,524
Short-term lease liabilities	15,403	15,182	15,447
Total current liabilities	958,440	797,112	855,797

Long-term debt, less current portion	587,345	782,036	691,250
Long-term lease liabilities	60,002	69,752	66,641
Deferred income taxes	74,381	71,346	70,435
Other long-term liabilities	50,703	39,585	54,277

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	106,441	107,264	107,583
Retained earnings	1,157,428	981,344	1,041,507
Accumulated other comprehensive loss	(26,691)	(34,576)	(34,262)
Total stockholders’ equity	1,237,178	1,054,032	1,114,828
Total liabilities and stockholders’ equity	$2,968,049	$2,813,863	$2,853,228

8 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	July 30, 2021	July 31, 2020
Cash flows from operating activities:
Net earnings	$349,772	$257,505
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(4,694)	(6,161)
Distributions from finance affiliate, net	5,167	7,729
Depreciation of property, plant and equipment	55,301	55,272
Amortization of other intangible assets	17,493	14,591
Fair value step-up adjustment to acquired inventory	—	3,951
Stock-based compensation expense	16,176	10,322
Deferred income taxes	699	(3,425)
Other	(26)	521
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(42,217)	(17,687)
Inventories, net	(20,080)	18,248
Prepaid expenses and other assets	(1,019)	7,827
Accounts payable, accrued liabilities, and other liabilities	100,563	(42,817)
Net cash provided by operating activities	477,135	305,876

Cash flows from investing activities:
Purchases of property, plant and equipment	(47,961)	(46,627)
Business combinations, net of cash acquired	(14,874)	(138,225)
Asset acquisitions, net of cash acquired	(27,176)	—
Proceeds from asset disposals	588	204
Proceeds from sale of a business	18,732	—
Net cash used in investing activities	(70,691)	(184,648)

Cash flows from financing activities:
Borrowings under debt arrangements	—	636,025
Repayments under debt arrangements	(100,000)	(446,025)
Proceeds from exercise of stock options	12,535	11,939
Payments of withholding taxes for stock awards	(1,875)	(2,102)
Purchases of TTC common stock	(177,152)	—
Dividends paid on TTC common stock	(84,677)	(80,683)
Net cash (used in) provided by financing activities	(351,169)	119,154

Effect of exchange rates on cash and cash equivalents	163	1,931

Net increase in cash and cash equivalents	55,438	242,313
Cash and cash equivalents as of the beginning of the fiscal period	479,892	151,828
Cash and cash equivalents as of the end of the fiscal period	$535,330	$394,141

9 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)
The company has provided financial measures that are not calculated or presented in accordance with United States ("U.S") generally accepted accounting principles ("GAAP") ("non-GAAP financial measures"), as information supplemental and in addition to the most directly comparable financial measures presented in the accompanying press release that are calculated and presented in accordance with U.S. GAAP. The company uses these non-GAAP financial measures in making operating decisions because the company believes they provide meaningful supplemental information regarding the company's core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate management's internal comparisons to both the company's historical operating results and to the company's competitors' operating results by factoring out potential differences caused by charges and benefits not related to the company's regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions or dispositions; legal judgments, settlements or other matters; and tax positions. The company believes that such non-GAAP financial measures, when considered in conjunction with the company's financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand the company's core operational performance and cash flows. These non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the most directly comparable U.S. GAAP financial measures presented in the accompanying press release. The non-GAAP financial measures presented in the accompanying press release may differ from similar measures used by other companies.
Reconciliation of Non-GAAP Financial Performance Measures
The following table provides a reconciliation of financial performance measures calculated and reported in accordance with U.S. GAAP to the most directly comparable non-GAAP financial performance measures included within the accompanying press release for the three and nine month periods ended July 30, 2021 and July 31, 2020:

	Three Months Ended		Nine Months Ended
	July 30, 2021	July 31, 2020	July 30, 2021	July 31, 2020
Gross profit	$331,117	$294,574	$1,049,106	$889,379
Acquisition-related costs[2]	—	1,087	—	3,950
Management actions[3]	—	—	—	857
Non-GAAP gross profit	$331,117	$295,661	$1,049,106	$894,186

Gross margin	33.9%	35.0%	35.0%	35.0%
Acquisition-related costs[2]	—%	0.2%	—%	0.2%
Non-GAAP gross margin	33.9%	35.2%	35.0%	35.2%

Operating earnings	$121,939	$115,952	$444,120	$332,876
Litigation settlements, net[1]	5,750	—	(11,325)	—
Acquisition-related costs[2]	—	1,161	—	6,183
Management actions[3]	—	—	—	857
Non-GAAP operating earnings	$127,689	$117,113	$432,795	$339,916

Earnings before income taxes	$117,451	$110,993	$430,520	$318,503
Litigation settlements, net[1]	5,750	—	(11,325)	—
Acquisition-related costs[2]	—	1,161	—	6,183
Management actions[3]	—	—	—	857
Non-GAAP earnings before income taxes	$123,201	$112,154	$419,195	$325,543

Net earnings	$96,320	$88,968	$349,772	$257,505
Litigation settlements, net[1]	4,525	—	(8,947)	—
Acquisition-related costs[2]	—	924	—	4,922
Management actions[3]	—	—	—	682
Tax impact of stock-based compensation[4]	(1,397)	(1,173)	(7,846)	(4,550)
Non-GAAP net earnings	$99,448	$88,719	$332,979	$258,559

10 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results

	Three Months Ended		Nine Months Ended
	July 30, 2021	July 31, 2020	July 30, 2021	July 31, 2020
Net earnings per diluted share	$0.89	$0.82	$3.21	$2.37
Litigation settlements, net[1]	0.04	—	(0.08)	—
Acquisition-related costs[2]	—	0.01	—	0.05
Tax impact of stock-based compensation[4]	(0.01)	(0.01)	(0.07)	(0.04)
Non-GAAP net earnings per diluted share	$0.92	$0.82	$3.06	$2.38

Effective tax rate	18.0%	19.8%	18.8%	19.2%
Tax impact of stock-based compensation[4]	1.3%	1.1%	1.8%	1.4%
Non-GAAP effective tax rate	19.3%	20.9%	20.6%	20.6%
1    On November 19, 2020, Exmark Manufacturing Company Incorporated ("Exmark"), a wholly-owned subsidiary of TTC, and Briggs & Stratton Corporation ("BGG") entered into a settlement agreement ("Settlement Agreement") relating to the decade-long patent infringement litigation that Exmark originally filed in May 2010 against Briggs & Stratton Power Products Group, LLC ("BSPPG"), a former wholly-owned subsidiary of BGG (Case No. 8:10CV187, U.S. District Court for the District of Nebraska) (the "Infringement Action"). The Settlement Agreement provided, among other things, that upon approval by the bankruptcy court, and such approval becoming final and nonappealable, BGG agreed to pay Exmark $33.65 million ("Settlement Amount"). During January 2021, the first quarter of fiscal 2021, the Settlement Amount was received by Exmark in connection with the settlement of the Infringement Action and at such time, the underlying events and contingencies associated with the gain contingency related to the Infringement Action were satisfied. As such, the company recognized in selling, general and administrative expense within the Condensed Consolidated Statements of Earnings during the first quarter of fiscal 2021 (i) the gain associated with the Infringement Action and (ii) a corresponding expense related to the contingent fee arrangement with the company's external legal counsel customary in patent infringement cases equal to approximately 50 percent of the Settlement Amount. Additionally, during the third quarter of fiscal 2021, the company recorded a charge related to a legal settlement for a series of ongoing patent infringement disputes within selling, general and administrative expense in the Condensed Consolidated Statements of Earnings. Accordingly, litigation settlements, net represents the charge incurred for the settlement of the patent infringement disputes for the three month period ended July 30, 2021. Litigation settlements, net for the nine month period ended July 30, 2021 represents the net amount recorded for the settlement of the Infringement Action, as well as the charge incurred for the settlement of the patent infringement disputes.
2    On March 2, 2020, the company completed the acquisition of Venture Products, Inc. ("Venture Products") and on April 1, 2019, the company completed the acquisition of The Charles Machine Works, Inc. ("CMW"). Acquisition-related costs for the three month period ended July 31, 2020 represent integration costs and charges incurred for the take-down of the inventory fair value step-up amount resulting from purchase accounting adjustments related to the acquisition of Venture Products. Acquisition-related costs for the nine month period ended July 31, 2020 represent transaction costs incurred for the company's acquisition of Venture Products, as well as integration costs and charges incurred for the take-down of the inventory fair value step-up amount resulting from purchase accounting adjustments related to the acquisitions of Venture Products and CMW. No acquisition-related costs were incurred during the three and nine month periods ended July 30, 2021.
3    During the third quarter of fiscal 2019, the company announced the wind down of its Toro-branded large horizontal directional drill and riding trencher product line ("Toro underground wind down"). Management actions represent inventory write-down charges incurred during the nine month period ended July 31, 2020 for the Toro underground wind down. No charges were incurred for the Toro underground wind down for three month period ended July 31, 2020 and the three and nine month periods ended July 30, 2021.
4    The accounting standards codification guidance governing employee stock-based compensation requires that any excess tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options under The Toro Company Amended and Restated 2010 Equity and Incentive Plan, can be unpredictable and can significantly impact the company's net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three and nine month periods ended July 30, 2021 and July 31, 2020.

11 - The Toro Company Reports Record Third-Quarter Fiscal 2021 Results
Reconciliation of Non-GAAP Liquidity Measures
The company defines non-GAAP free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Non-GAAP free cash flow conversion percentage represents non-GAAP free cash flow as a percentage of net earnings. The company considers non-GAAP free cash flow and non-GAAP free cash flow conversion percentage to be liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to non-GAAP free cash flow for the nine month periods ended July 30, 2021 and July 31, 2020:

	Nine Months Ended
(Dollars in thousands)	July 30, 2021	July 31, 2020
Net cash provided by operating activities	$477,135	$305,876
Less: Purchases of property, plant and equipment	47,961	46,627
Non-GAAP free cash flow	429,174	259,249
Net earnings	$349,772	$257,505
Non-GAAP free cash flow conversion percentage	122.7%	100.7%
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